Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

General Electric Company:

We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 33-50639, 33-39596, 33-39596-01, 33-29024, 333-59671, 333-120155, 333-72566 and 333-130117), on Form S-4 (Registration No. 333-107556), and on Form S-8 (Registration Nos. 333-01953, 333-42695, 333-74415, 333-83164, 333-98877, 333-94101, 333-65781, 333-88233, 333-117855, 333-99671 and 333-102111) of General Electric Company of our report dated February 10, 2006, except as to the restatement discussed in note 1 to the consolidated financial statements, which is as of January 19, 2007, with respect to the statement of financial position of General Electric Company and consolidated affiliates as of December 31, 2005 and 2004, and the related statements of earnings, changes in shareowners’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and our report dated February 10, 2006, except as to the second, third and fourth paragraphs of Management’s Annual Report on Internal Control Over Financial Reporting as of December 31, 2005 (as restated), which are as of January 19, 2007, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K/A of General Electric Company.

Our report on the consolidated financial statements refers to a change in the method of accounting for variable interest entities in 2004 and 2003 and a change in the method of accounting for asset retirement obligations in 2003.

Our report on internal control over financial reporting expresses our opinion that General Electric Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its restated assessment the following material weakness as of December 31, 2005: a failure to ensure adequately designed procedures to designate, with the specificity required by Statement of Financial Accounting Standards No. 133, each hedged commercial paper transaction.

/s/ KPMG LLP

Stamford, Connecticut

January 19, 2007